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                                     EXHIBIT 10.6

                           GUARANTY AND INDEMNITY AGREEMENT


          THIS AGREEMENT (this "Agreement") is entered into as of this 15th day of June, 1998 by and among Horizon Group Properties, Inc., a Maryland corporation ("HGP"), Horizon Group Properties, L.P. a Delaware limited partnership ("HGP LP"), Prime Retail, Inc., a Maryland corporation ("Prime"), and Prime Retail, L.P., a Delaware limited partnership ("Prime LP").


                                      RECITALS:

          A. Certain affiliates of HGP and HGP LP have borrowed funds pursuant to that certain Loan Agreement dated as of June 15, 1998 (as amended from time to time in accordance with the terms thereof and hereof, the "Loan Agreement") among Indiana Factory Shops, L.L.C., Nebraska Crossing Factory Shops, L.L.C., and Third Horizon Group Limited Partnership (collectively, the "Borrowers") and Nomura Asset Capital Corporation, a Delaware corporation (the "Lender").

          B. Pursuant to that certain Guaranty dated as of June 15, 1998 (as amended from time to time in accordance with the terms thereof (the "Guaranty"), Prime LP has agreed, jointly and severally, to guarantee certain obligations arising under the Loan Documents.

          C. Prime LP has caused certain funds to be deposited with the Lender (or its agent) pursuant to the Loan Agreement for the benefit of the Borrowers.

          D. Prime LP, as the successor to Horizon/Glen Outlet Centers Limited Partnership ("Horizon/Glen LP"), is jointly and severally liable with HGP for any and all obligations arising under (i) that certain promissory note by Horizon/Glen LP in favor of First of America Bank - Michigan, N.A. ("First of America") dated December 28, 1995 in the original principal amount of $2,800,000 and (ii) that certain promissory note by Horizon/Glen LP in favor of First of America dated December 28, 1995 in the original principal amount of $650,000 (collectively, the promissory notes described in (i) and (ii) above, as same may be amended from time to time, shall be referred to, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to such notes (collectively, the "First of America Loan Documents").

          E. Pursuant to that certain Reaffirmation of Guaranty dated as of June 15, 1998 (the "LaSalle Guaranty" and collectively with the Guaranty, the "Guarantees"),

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Prime LP, as the successor to  Horizon/Glen LP, has reaffirmed its guaranty of the obligations of MG Patchogue II Limited Partnership ("MG Patchogue II") arising under that certain Loan Agreement dated December 23, 1997 between MG Patchogue and LaSalle National Bank (collectively, and as the same may be amended from time to time, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to such agreement, the "LaSalle Loan Documents").

          F. Prime LP, as the successor to Horizon/Glen LP, may have certain continuing obligations for liabilities arising under (i) that certain promissory note by MG Patchogue Limited Partnership ("MG Patchogue") II in favor of Key Bank, N.A. dated August 23, 1991 in the original principal amount of $550,000 and (ii) that certain Building Loan Note by MG Patchogue in favor of Key Bank, N.A. dated August 23, 1991 in the original principal amount of $11,000,000 (collectively, the notes described in (i) and (ii) above, as the same may be amended from time to time, shall be referred to, together with any other documents or instruments executed and or delivered in connection with or otherwise related to such notes, the "ULICO Loan Documents").

          G. Prime LP, as the successor to Horizon/Glen LP, is subject to certain obligations under that certain letter agreement dated May 29, 1998 (the "PVH Letter") among Horizon/Glen LP, various affiliates of Horizon/Glen LP and Philips Van Heusen Corporation, the satisfaction of which will inure to the benefit of HGP and HGP LP.

          H. In consideration of the agreement of Prime Retail and Prime LP to provide the foregoing accommodations, HGP and HGP LP, jointly and severally, have agreed to make the undertakings contemplated by this Agreement for the benefit of Prime and Prime LP.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE ONE

                                     DEFINITIONS

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

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                                     ARTICLE TWO

                            REPRESENTATIONS AND WARRANTIES

          2.1 REPRESENTATIONS AND WARRANTIES OF HGP AND HGP LP. In order to induce Prime Retail and Prime LP to enter into the Guaranty and this Agreement, HGP and HGP LP jointly and severally represent and warrant, as of the date hereof, that:

               (a) HGP is a Maryland corporation duly organized, validly existing and in good standing under the laws of the state of its organization. HGP LP is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization. Each of HGP and HGP LP is qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified,
          (ii) has full power to own and lease its properties and to conduct its business as now being conducted and as contemplated to be conducted in the future, and (iii) has full power and authority and legal right, has taken all necessary corporate and partnership action, as applicable, and has obtained all necessary consents and approvals required by applicable law to permit it to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of HGP and HGP LP, and constitutes the legal, valid and binding obligations of each of HGP and HGP LP, enforceable against each of HGP and HGP LP in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights generally, and to general principles of equity.

               (b) The execution, delivery and performance of this Agreement by each of HGP and HGP LP do not (i) conflict with or violate the Amended and Restated Articles of Incorporation or other charter documents or By-laws, limited partnership agreement or other organizational documents, as the case may be, of HGP or HGP LP, (ii) contravene or conflict with any law, statute, rule, or regulation applicable to HGP or HGP LP, (iii) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on HGP or HGP LP, or to which any of their respective properties or assets are subject, (iv) result in or require the creation or imposition of any lien whatsoever upon any of the properties or assets of HGP or HGP LP (other than the liens arising pursuant to this Agreement or any other documents or instruments required or contemplated by this Agreement), or (vi) require any approval of stockholders or partners or any approval or

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          consent of any Person under any agreement or instrument binding on
          HGP or HGP LP or to which any of their respective properties or assets are subject which has not already been obtained.

               (c) To the best knowledge of HGP and HGP LP, no Default or Event of Default has occurred and is continuing.

                                    ARTICLE THREE

                                     GUARANTY FEE

          HGP and HGP LP, jointly and severally, agree to pay Prime LP an annual fee of $400,000 which shall accrue from the date hereof until the date of the termination and unconditional release of any and all obligations under the Guaranty and be payable in equal quarterly installments in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1998 (and on the date of termination and release).

                                     ARTICLE FOUR

                           COVENANTS RELATING TO GUARANTEES

          Each of HGP and HGP LP covenants and agrees with Prime Retail and Prime LP as follows until the termination and unconditional release of any and all obligations of Prime and Prime LP under the Guarantees, the First of America Loan Documents and the ULICO Loan Documents.

          4.1 DELIVERIES UNDER LOAN DOCUMENTS. HGP will deliver copies to Prime LP of any notices or other information delivered or received by HGP or HGP LP under the Loan Documents, the First of America Loan Documents, the LaSalle Loan Documents and the ULICO Loan Documents promptly following the delivery or receipt of such notices or information. HGP and HGP LP will also provide to Prime Retail and Prime LP such other data and information (financial and otherwise) as Prime Retail or Prime LP, from time to time, may reasonably request bearing upon or related to the financial condition, results of operations and credit worthiness of HGP and HGP LP.

          4.2 AMENDMENTS. Neither HGP nor HGP LP will amend, modify, grant, or permit the amendment, modification, termination or grant of, or any waiver under (or consent to, or permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment, modification, or grant of a waiver under) the Loan Documents, the First of American Loan Documents, the LaSalle Loan Documents or the ULICO Loan Documents without the prior written consent of Prime Retail.

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          4.3  REFINANCINGS AND RELEASES.

          (a) HGP and HGP LP hereby agree to use commercially reasonable efforts to obtain the release of Prime and Prime LP from any and all obligations under the First of America Loan Documents and the ULICO Loan Documents as promptly as practicable.

          (b) HGP and HGP LP hereby agree to use commercially reasonable efforts to refinance the obligations under the LaSalle Loan Documents and obtain the release of the LaSalle Guaranty as promptly as possible following the date hereof. Without limiting the foregoing, HGP and HGP LP agree to use commercially reasonable efforts to cause the properties pledged as collateral under the LaSalle Loan Documents to be released therefrom and pledged as additional collateral under a loan agreement with Nomura Asset Capital Corporation under the terms contemplated by the original commitment letter relating to the Loan Agreement

          4.4 APPLICATION OF EXCESS PROCEEDS. HGP and HGP LP hereby agree to apply or to cause their subsidiaries to apply any Excess Proceeds to permanently reduce indebtedness with respect to which Prime or Prime LP is or may be liable as a guarantor, co-obligor or otherwise. "Excess Proceeds" shall mean the aggregate amount of net cash proceeds (after transaction costs and expenses) received by HGP or any of its subsidiaries, including HGP LP, with respect to (i) any sale, transfer or other disposition of HGP's outlet center in Algondones, New Mexico or (ii) the issuance of any equity interest; provided, however, that "Excess Proceeds" shall not include any such proceeds applied to make mandatory payments in respect of any indebtedness of HGP or HGP LP.

                                     ARTICLE FIVE

                                 REMITTANCE OF FUNDS

          5.1 REMITTANCE. In accordance with Article VII of the Loan Agreement, funds have been deposited (the "Closing Deposit") with the Lender (or its agent) on the Closing Date for purposes of funding the Required Repair Fund and the Tax and Insurance Escrow Fund (each as defined in the Loan Agreement and collectively, the "Funds"). HGP and HGP LP hereby agree, jointly and severally, to remit to Prime LP, promptly upon receipt, any and all monies released, returned or disbursed to the Borrowers from the Funds and not otherwise required by the Loan Agreement to be used to satisfy the obligations for which the Funds have been established; provided, however, that in no event shall the aggregate amount of funds so remitted to Prime LP (together with the amount paid to Prime LP pursuant to the following sentence) exceed the amount of the Closing Deposit. Without limiting the foregoing, HGP and HGP LP hereby agree, jointly and severally, to pay to Prime on the first anniversary date of the Closing Date an amount in cash equal to the amount, if any, by which the aggregate amount of funds

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theretofore remitted to Prime LP from the Required Repair Fund is less than
$303,736.

                                     ARTICLE SIX

                            REIMBURSEMENT OF PVH PAYMENTS

          6.1 REIMBURSEMENT. HGP and HGP LP jointly and severally agree to reimburse Prime LP, upon demand, for 50% of any payments made by Prime LP pursuant to paragraph (5) of the PVH Letter; provided, however, that such reimbursement obligation shall not apply with respect to the payment due pursuant to such paragraph (5) upon the closing of the merger between Prime LP and Horizon/Glen LP.

                                    ARTICLE SEVEN

                                      INDEMNITY

          7.1 INDEMNITY. HGP and HGP LP jointly and severally agree to indemnify, defend, protect and hold Prime Retail and Prime LP and each of the their respective officers, directors and affiliates (collectively, the "Indemnified Parties") harmless from and against, and to pay within ten (10) days after demand, any and all claims, damages, losses, liabilities, judgments, costs and expenses of any kind or nature whatsoever which the Indemnified Parties may incur or suffer by reason of, in connection with, or by virtue of any breach or violation of this Agreement by HGP or HGP LP or by reason of the execution, delivery or performance of, this Agreement, the Guaranty or any other credit enhancement relating to the Loan Documents, the First of America Loan Documents, or the LaSalle Loan Documents or the ULICO Loan Documents including, without limitation, the reasonable fees and expenses of counsel for the Indemnified Parties with respect thereto. Promptly after receipt by the Indemnified Parties of notice of the commencement, or threatened commencement, of any action subject to the indemnities contained in this Section, the Indemnified Parties shall promptly notify HGP thereof, provided, however, that the failure of any Indemnified Party so to notify HGP will not affect the obligation of HGP and HGP LP to indemnify the Indemnified Parties with respect to such actions or any other action pursuant to this Section except to the extent such obligation shall have been incurred solely and as a direct consequence of such failure. The obligations of HGP and HGP LP under this Section shall survive forever, regardless of the termination of this Agreement or the payment in full of all of HGP and HGP LP's obligations hereunder. To the extent that the undertaking to indemnify, defend, protect and hold harmless set forth herein may be unenforceable as violative of any law or public policy, HGP and HGP LP agree to pay the maximum portion which is permitted to be paid under applicable law. Any amounts unpaid following demand pursuant to this Section shall accrue interest at a rate of 12% per annum.

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          Notwithstanding the foregoing, in the event the Chief Financial
Officer of HGP shall deliver a written notice (the "Deferral Notice") to Prime LP affirming that neither HGP nor HGP LP have the liquidity or financial resources to satisfy any demand for indemnity arising pursuant to this Section
7.1 on or prior to September 15, 1998, the obligation to satisfy such demand shall be deferred to a date not later than December 31, 1998; provided that any obligation or obligations so deferred shell continue to accrue interest at the rate indicated above.

                                    ARTICLE EIGHT

                                    MISCELLANEOUS

          8.1 MODIFICATION OF THIS AGREEMENT. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Prime, Prime LP, HGP and HGP LP. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          8.2 WAIVER OF RIGHTS BY PRIME RETAIL AND PRIME RETAIL LP. No course of dealing or failure or delay on the part of Prime Retail or Prime LP in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right or privilege. The rights of Prime Retail and Prime LP under this Agreement are cumulative and not exclusive of any rights or remedies which Prime Retail or Prime LP would otherwise have, including, without limitation, any rights of subrogation.

          8.3 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          8.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

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          8.5  NOTICES

          All notices or other communications required or permitted hereunder shall be (i) in writing and shall be deemed to be given (A) when received, if delivered in person, (B) three Business days after deposit in a receptacle of the United States mail as registered or certified mail, postage prepaid, (C) the Business Day after notice on which the party to whom such notice is addressed refuses delivery by mail or by private courier service and (ii) addressed as follows:

          If to HGP or HGP LP      Horizon Group Properties, Inc.
                                   5000 Hakes Drive
                                   Norton Shores, MI 49411
                                   Attn:  President

          with a copy to:          Winston & Strawn
                                   35 W. Wacker Drive
                                   Chicago, IL 60601
                                   Attn:  Wayne D. Boberg

          If to Prime Retail or    Prime Retail, Inc.
          Prime Retail LP          100 East Pratt Street
                                   19th Floor
                                   Baltimore, MD 21202
                                   Attn:  C. Alan Schroeder

          with a copy to:          Winston & Strawn
                                   35 W. Wacker Drive
                                   Chicago, IL 60601
                                   Attn:  Steven J. Gavin

          8.6 WAIVER OF OFFSET AND COUNTERCLAIM. HGP and HGP LP hereby waive any and all rights of offset or counterclaim which HGP and HGP LP may otherwise have against Prime and Prime LP in connection with the enforcement of their rights hereunder.

          8.7 JOINT AND SEVERAL LIABILITY. The obligations of HGP and HGP LP hereunder shall be joint and several. Neither Prime Retail nor Prime LP shall not obligated to exercise any right or take any action against either HGP or HGP LP prior to the enforcement of its rights against the other.

          8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in

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accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                               [signature page follows]

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          IN WITNESS WHEREOF the parties hereto have executed this instrument as of the date and year first above written.

                              HORIZON GROUP PROPERTIES, INC.

                              By:  /s/ David R. Tinkham
                                   -------------------------------------------
                              Its:   Secretary


                              HORIZON GROUP PROPERTIES, L.P.

                              By:  HORIZON GROUP PROPERTIES, INC.

                              By:  /s/ David R. Tinkham
                                   -------------------------------------------
                              Its:   Secretary


                              PRIME RETAIL, INC.

                              By:  /s/ William H. Carpenter, Jr.
                                   -------------------------------------------
                              Its:  President


                              PRIME RETAIL, L.P.

                              By:  PRIME RETAIL, INC.

                              By:  /s/ William H. Carpenter, Jr.
                                   -------------------------------------------
                              Its:  President